Exhibit 3.13

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:01 AM 10/16/1998 981400361 - 2956286

CERTIFICATE OF INCORPORATION

OF

COMMONWEALTH ALUMINUM CORPORATION

ARTICLE I

Name

The name of the corporation is Commonwealth Aluminum Corporation.

ARTICLE II

Registered Office; Registered Agent

The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

Purpose

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

Shares

The total number of shares which the corporation shall have authority to issue is 1,000 shares of common stock of the par value $.01 cent per share.

ARTICLE V

Incorporator

The name and mailing address of the incorporator is John E. Merow, c/o Sullivan & Cromwell, 125 Broad Street, New York, New York 10004-2498.

ARTICLE VI

By-Laws

The board of directors of the corporation is expressly authorized to adopt, amend or repeal by-laws of the corporation.

ARTICLE VII

Directors

Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.

The number of directors of the corporation shall be fixed from time to time pursuant to the by-laws of the corporation. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares at the time entitled to vote at an election of directors.

IN WITNESS WHEREOF, I have signed this certificate of incorporation this 14th day of October, 1998.

/s/ JOHN E. MEROW
John E. Merow
Sole Incorporator

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A LIMITED LIABILITY COMPANY

PURSUANT TO SECTION 266 OF THE DELAWARE GENERAL

CORPORATION LAW

1. The name of the corporation is Commonwealth Aluminum Corporation.

2. The date on which the original Certificate of Incorporation was filed with the Secretary of State is October 16, 1998.

3. The name of the limited liability company into which the corporation is herein being converted is Commonwealth Aluminum, LLC.

4. The conversion has been approved in accordance with the provisions of Section 266.

Commonwealth Aluminum Corporation

By:	/s/ LENNA RUTH MACDONALD
Name:	Lenna Ruth Macdonald
Title:	V. P., General Counsel and Secretary

State of Delaware Secretary of State Division of Corporations Delivered 03:08 PM 11/10/2003 FILED 02:38 PM 11/10/2003 SRV 030720249 - 2956286 FILE

CERTIFICATE OF FORMATION

OF

COMMONWEALTH ALUMINUM, LLC

1. The name of the limited liability company is Commonwealth Aluminum, LLC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. This Certificate of Formation shall be effective on date of filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Commonwealth Aluminum, LLC this 7th day of November, 2003.

COMMONWEALTH ALUMINUM CONCAST, INC. As Authorized Person

By:	/s/ LENNA RUTH MACDONALD
Lenna Ruth Macdonald
Vice President, General Counsel and Secretary

State of Delaware Secretary of State Division of Corporations Delivered 03:08 PM 11/10/2003 FILED 02:38 PM 11/10/2003 SRV 030720249 - 2956286 FILE